NORTHERN STATES POWER COMPANY (a Wisconsin corporation)
                                   BY-LAWS
                        (as amended August 16, 1995)


                                   ARTICLE I.

                          Meetings of the Shareholders
                          ----------------------------
     Section 1.     Annual Meeting. The annual meeting of the shareholders of
                    --------------
the Company shall be held at the office of the Company in Eau Claire, Wisconsin, at 10 o'clock in the forenoon on the first Wednesday after the first Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting. If for any reason the annual meeting shall not be held at the time herein provided for, the same may be held at any time thereafter upon notice as hereinafter provided,or the business thereof may be transacted at any special meeting called for that purpose.

     Section  2.      Special Meetings.  Special meetings of the shareholders
of
                      ----------------
the   Company  may  be called by the Chairman of the Board, the President  or
Vice President or by order of the Board of Directors whenever they deem it necessary. The corporation shall call a special meeting of shareholders if the holders of at least 10 percent of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty (30)
days after the date that the demand is delivered to the corporation. Such special meetings shall be held at the office of the Company in the City of Eau Claire, Wisconsin, or at any other lawful place within the State of Wisconsin, as may be stated in the notice of the meeting.

     Section  3.         Notice of Meetings. Notice of the time and place of
the
                         ------------------
annual and of each special meeting of shareholders shall be given by the Secretary, at least ten days before such meeting, to each of the shareholders entitled to vote at such meeting, by posting the same m a postage-prepaid letter, addressed to each such shareholder  at  the  address  left with the Secretary of the Company, or  at his last known address, or by delivering the same personally. The notice of the special meeting shall also set forth the objects of the meeting. Any or all of the shareholders may waive notice of any annual or special meeting, and the presence of any shareholder in person or by proxy at any meeting shall be deemed a waiver of notice thereof by him. Meetings of the holders of stock may be held at any time and place and for any purpose without notice when all of the shareholders entitled to vote at such meeting are present in person or by proxy or shall waive notice and consent  to  the  holding  of  such  meeting.

     Section  4.        Voting at Shareholders' Meetings. At all meetings of
the
                      --------------------------------
shareholders, each shareholder entitled to vote at each meeting shall be entitled to one vote for each share of stock standing registered in his name at the time of the closing of the transfer books for such meeting, or if such transfer books shall not have been closed, then for each share of stock standing registered in his name at the time of such meeting, which vote may be given personally or by proxy authorized in writing.

     Section  5.     Quorum and Voting Requirements. Shares may take action
on a
                     ------------------------------
matter at a meeting only if a quorum of the shares exists. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the shares shall constitute a quorum. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action. Each director shall be elected by a plurality of the votes cast by the shares at a meeting at which a quorum is present. In any case, in the absence of a quorum, the shareholders attending or represented at the time and place at which a meeting shall have been called may adjourn such meeting from time to time and place to place until a quorum shall be present, and at any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted by a quorum of the shareholders at the meeting as originally convened.

     Section  6.      Presiding Officer and Secretary. The Chairman of the
Board
                      -------------------------------
shall preside at all meetings of the shareholders, and in his absence or disability or at his request the President shall preside, and in the absence or disability of both said officers a Vice President shall preside. The Secretary or Assistant Secretary of the Company shall act as Secretary at all meetings of the shareholders, but in their absence the shareholders or presiding officer may appoint any person to act as Secretary of the meeting.

                                 ARTICLE II.

                               Board of Directors
                             ------------------

     Section  1.          Number,  Qualification  and  Vacancies.
                          --------------------------------------

Par.   1.          The  business and property of the Company shall be managed
and  controlled   by  a Board composed of nine (9) Directors,  which  may  be increased to such greater number, not exceeding eleven (11), as may be determined by the Board of Directors or by the shareholders in accordance with the provisions of this Article.

     The number of directors shall be determined by the Board of Directors, and if the Board fails to make such determination then the number may be determined by the shareholders.

Par.  2.       A Director shall hold office until the next annual meeting  of the shareholders  and  until  his  successor  is  elected  and  qualified.

Par. 3. During the intervals between annual meetings the number of Directors may be increased, and may be decreased by the number of vacancies then existing, by the Board of Directors, within the limitations of Section 1, Par. 1, of this Article, and in case of any such increase the Board may fill the vacancies so created.
Par.   4.       Vacancies  in the Board of Directors may  be  filled  by  the remaining members  of  the  Board  though  less  than  a  quorum.

     Section  2.     Place of Meeting. Any meeting of the Board of Directors
may
                     ----------------
be  held  at the principal office of the Company in Eau Claire, Wisconsin, or
at  any   office  of  the Company which is hereby established in the City  of
Chicago, illinois, or at any other place within or without the State of Wisconsin which may be from time to time established by the By-Laws of the corporation or by resolution of the Board, or which may be agreed to in writing by all the Directors of the corporation.


     Section   3.      Regular and Special Meetings. A regular annual meeting
of
                       ----------------------------
the Board of Directors shall be held at the office of the Company in the City of Eau Claire, Wisconsin, immediately following the holding of the annual shareholders' meeting in each year, for the election of officers and the transaction of such other business as may come before the meeting. Other regular meetings of the Board may be held at such times and places, either within or without the State of Wisconsin as the Board of Directors may by resolution from time to time determine. Special meetings of the Board shall be held whenever called by the Chairman of the Board, President, Vice President, Secretary or any two Directors in writing. No notice of the annual meeting or of regular meetings of the Board need be given. Notice of each special meeting shall be delivered personally to each Director, or mailed to him or sent by telegraph to his residence or usual place of business at least two days before the meeting. Meetings of the Board may be held at any time and place either within or without the State of
Wisconsin, and for any purpose, without notice, when all of the Directors are present at or shall waive notice and consent to the holding of such meeting. All or any of the Directors may waive notice of any meeting and the presence of a Director at any meeting of the Board shall be deemed a waiver of notice thereof by him.

     Section  4.      Quorum. A majority of the Directors in office at a
meeting
                      ------
regularly called shall constitute a quorum. In the absence of a quorum the Directors present at the time and place at which a meeting shall have been duly called may adjourn the meeting from time to time and place to place until a quorum shall be present.

     Section  5.          Compensation. The Board of Directors may by
resolution
                          ------------
establish a fixed fee and authorize payment of expenses for services as Director, with an additional fee and expenses for attendance at each special meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      Section 6.     Members of the executive, special or standing committees
may  be   allowed  like compensation as for special meetings of the Board  of
Directors for  attending  committee  meetings.

     Section  7.          Indemnification.
                          ---------------

Par.  1.       Certain Definitions. All capitalized terms used in this
Section 7
               -------------------
and not otherwise hereinafter defined in this Par. 1 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Section 7 shall be defined as follows:

       (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

     (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Par. 4.

     (c) "Board" shall mean the entire then elected and serving Board of
Directors of the Company, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

     (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Company and his or her breach of or failure to perform those duties is determined, in accordance with Par. 4, to constitute misconduct under Section 180.0851(2) (a) 1, 2, 3, or 4 of the Statute.

     (e) "Company," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean Northern States Power Company, including, without limitation, any successor corporation or entity to Northern States Power Company by way of merger, share exchange, or acquisition of all or substantially all of the capital stock or assets of Northern States Power Company.

     (f) "Director or Officer" shall have the meaning set forth in the
Statute; provided, that, for purposes of this Section 7, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee, or agent of an Affiliate shall be so serving at the request of the Company.

     (g) "Disinterested Quorum" shall mean a quorum of the Board who are not
Parties  to  the  subject  Proceeding  or  any  related  Proceeding.

     (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Section 7, the term 'Party" shall also include any Director or Officer who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

     (i)          "Proceeding"  shall have the meaning set forth in the
Statute;
provided, that, for purposes of this Section 7, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under subsection (iv) is authorized by a majority vote of a Disinterested Quorum.

     (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Company to provide broader indemnification rights than the Statute permitted or required the Company to provide prior to such amendment.

Par.  2.          Mandatory  Indemnification. To the fullest extent permitted
or
                  --------------------------
required by the Statute, the Company shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

Par.  3.          Procedural  Requirements.
                  ------------------------

     (a) A Director or Officer who seeks indemnification under Par. 2 shall make a written request therefor to the Company. Subject to Par. 3(b), within sixty (60) days of the Company's receipt of such request, the Company shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Par. 5).

     (b) No indemnification shall be required to be paid by the
Company  pursuant  to  Par.  2  if,  within  such  sixty  (60) day period,
(i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of duty or (ii) a Disinterested Quorum cannot be obtained.

     (c) In either case of nonpayment pursuant to Par. 3(b), the Board shall immediately authorize by resolution that an Authority, as provided in Par. 4, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

     (d) (i) If the Board does not authorize an Authority to determine the
Director's or Officer's right to indemnification hereunder within such sixty (60) day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Company, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Company of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

Par.  4.          Determination  of  Indemnification.
                  -----------------  ---------------

     (a) If the Board authorizes an Authority to detennine a Director's or
Officer's right to indemnification pursuant to Par. 3, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority.

     (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

     (ii) A panel of three (3) arbitrators selected from the panels of arbitrators of the American Arbitration Association in Eau Claire, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of the Board, and the third arbitrator shall be selected by the two (2) previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or
(iii) A court pursuant to and in accordance with Section 180.0854 of the Statute.
     (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Company or such other party asserting that such indemnification should not be allowed.
     (c) The Authority shall make its determination within sixty (60) days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Company and the Director or Officer.
     (d) If the Authority determines that indemnification is required hereunder, the Company shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Par. 5), including interest thereon at a reasonable rate, as determined by the Authority, within ten (10) days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification as to some claims, issues, or matters, but not as to other claims, issues, or matters, involved in the subject Proceeding, the Company shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

     (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the company regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

     (f) All Expenses incurred in the determination process under this Par. 4 by either the Company or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Company.

Par.  5.          Mandatory  Allowance  of  Expenses.
                  ----------------------------------

     (a) The Company shall pay or reimburse, within ten (10) days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided the following conditions are satisfied:

     (i) The Director or Officer furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

     (ii) The Director or Officer furnishes to the Company an unsecured executed written agreement to repay any advances made under this Par. 5, if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to Par. 4.

     (b) If the Director or Officer must repay any previously advanced
Expenses pursuant to this Par. 5, such Director or Officer shall not be required to pay interest on such amounts.

Par.  6.      Indemnification and Allowance of Expenses of Employees and
Agents.
              ---------------------------------------------------------------
---

     (a) The Company shall indemnify an employee of the Company who is not a
Director or Officer, to the extent that he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Company.

     (b) The Company shall indemnify any person who was or is a Party or is threatened. to be made a Party to any threatened, pending, or completed Proceeding, other than an action by or in the right of the Company, by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against Liabilities and Expenses actually and reasonably incurred by him or her in connection with the Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (c) The Company shall indemnify any person who was or is a Party or is threatened to be made a Party to any threatened, pending, or completed Proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of the Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

     (d) Any action taken or omitted to be taken by an employee or agent of the Company in good faith and in compliance with or pursuant to any order, determination, approval, or permission made or given by a commission, Board, official, or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Company over which such commission, board, official, or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be deemed prima facie to be in compliance with the applicable standard of conduct set forth in Par. 6(b) or 6(c), whether or not it may thereafter be determined that such order, determination, approval, or permission was unauthorized, erroneous, unlawful, or otherwise improper.

     (e)        In addition to the indemnification required by Par. 6(a)
through
6(d), the Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Company acting within
the scope of his or her  duties  as     such  and  who  is  not  otherwise  a
Director  or  Officer.

Par.  7.        Insurance.   The Company may purchase and maintain insurance on
               ----------
behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Company against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Company is required or permitted to indemnify against any such Liability under this
Section 7.

Par.  8.        Notice to the Company.     A Director or Officer shall promptly
                ---------------------
notify the Company in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Company of any liability to the Director or Officer hereunder unless the company shall have been irreparably prejudiced by such failure (as determined by an Authority selected pursuant to Par. 4(a)).

Par.  9.        Severability.        If any provision of this Section shall  be
              -------------
deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Section 7 contravene public policy, this Section 7 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Company, to be modified, amended, and/or limited, but only to the extent necessary to render the same valid and enforceable.

Par.  10.          Nonexclusivity  of Section 7.    The rights of a Director or
                   ----------------------------
Officer (or any other person) granted under this Section 7 shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Company or otherwise, including, without limitation, under the Statute. Nothing contained in his Section 7 shall be deemed to limit the Company's obligations to indemnify against Liabilities or allow Expenses to a Director of Officer under the Statute.

Par.  11.     Contractual Nature of Section 7; Repeal or Limitation of  Rights.
              -------------------------------------------------------------
-This Section 7 shall be deemed to be a contract between the Company and each Director and Officer and any repeal or other limitation of this Section
7 or any repeal  or limitation of the Statute or any other applicable law shall not limit any  rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including,
without  limitation,  the  right  to indemnification        against
Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Section 7 with regard to acts, omissions or events arising prior to such repeal or limitation.

Par.  12.      Continuation of Indemnification.     The indemnification
provided
               -------------------------------
by this Section 7 shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 8.     Telephonic Meetings.     Only as herein provided, members
of
                    -------------------
the Board of Directors (and any committees thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the Chairman of the Board (or chainnan of the committee) shall inform the participating Directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting.

                                ARTICLE III.

                                 Committees
                                 ----------

     Section  1.          Creation  and  Powers.       The Board of Directors
by
                          ---------------------
resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

     Section  2.      Meetings and Quorum.     A committee meeting shall be
held
                      -------------------
at such time and place as the committee shall fix or whenever called by order of the Chairman of the Board, the President, or a majority of the committee. A majority of the members of a committee shall constitute a quorum. A committee shall cause to be kept a full and accurate record of all of its acts and proceedings.
                                 ARTICLE IV.

                                  Officers
                                  --------

     Section 1.     Designation, Term and Vacancies.     The general officers
of
                    -------------------------------
the corporation shall be a Chairman of the Board, a President, and one or more Vice Presidents any of whom may have such additional designation as the Board of Directors may provide, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, &.C~nim1kr and such subordinate officers as may ftom time to time be elected by the Board of Directors. The filling of the office of Chairman of the Board shall be discretionary with the Board of Directors. If such office be vacant, the functions thereof shall be performed by the office of the President. Any two or more of the offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President. Vacancies occurring among the officers of the corporation shall be filled by the Board of Directors. All officers elected by the Board shall hold office until the next annual meeting of the Directors and until their successors are elected and qualified, provided, however, that any officer may be removed at any time by the affirmative vote of a majority of the whole Board. All other officers, agents and employees shall hold office during the pleasure of the Board.

     Section  2.          Chief  Executive Officer. The Board of Directors
shall
                          ------------------------
designate  the  Chief  Executive  Officer  of  the  Company.

     Section  3.      Duties of Chairman of the Board. The Chairman of the
Board
                      -------------------------------
shall preside at all meetings of the Board of Directors; he shall be ex officio a member of all standing committees, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 4.     President.  The President shall have general supervision
and
                    ----------
direction of the affairs of the company and shall have all the powers and duties appurtenant to the office of President of a corporation. He shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board. He shall be ex officio a member of all standing committees. He shall have power to appoint and discharge, subject to the approval of the Directors, employees or agents of the Company and fix their compensation; make and sign agreements in the name and behalf of the Company; he shall report to the Board all matters within his knowledge which the interest of the Company may require to be brought to their notice; he shall make such other reports to the shareholders and the Board as may be required of him; and shall perform all such other duties as are properly required of him by the Board.

     Section  5.       Vice President.  Each Vice President shall be vested
with
                       --------------
all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the Directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Directors.

     Section  6.     Secretary.  The Secretary shall give, or cause to be
given,
                     ---------
notice of all meetings of shareholders and Directors and all other notices required by law or the By-Laws of the Company and in case of his absence or refusal or neglect so to do, any such notices may be given by any person thereunto directed by the President or by the Directors and shareholders, upon whose requisition the meeting is called as provided in the By-Laws.

     He shall record all proceedings of the meetings of the shareholders and the Directors and any committees of the corporation in the book or books to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or by the President.

     Section  7.         Assistant Secretary.  Each Assistant Secretary shall
be
                         -------------------
vested with all the powers and shall perform all the duties of the Secretary in the absence or disability of the latter and he shall perform such duties as may be prescribed by the Board of Directors.

     Section  8          Treasurer.  The Treasurer shall have the custody of
all
                         ---------
funds, securities, evidences of indebtedness, and other valuable documents of the Company, and shall deposit all money and other valuable effects in the name and to the credit of the Company, and in such depositories as may be designated by the Board of Directors.

     He shall give, or cause to be given, receipts and acquittances for moneys paid in on account of the Company. He shall disburse the funds of the Company as may be ordered by the Board or the President, taking proper vouchers for such disbursements.

     He shall enter, or cause to be entered, in the books of the Company to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the Company, and whenever required by the President or Directors, he shall render a statement of his cash accounts.

     He shall keep or cause to be kept, such other books as will show a true record of the expenses, losses, assets, gains and liabilities of the Company.

     He shall perform all such other duties as the Board of Directors may from time to time prescribe or require.

     Section  9.         Assistant Treasurer.  Each Assistant Treasurer shall
be
                         -------------------
vested with all the powers and shall perform all the duties of the Treasurer in the absence or disability of the latter, and shall perform such other duties as may be prescribed by the Board of Directors.

     Section  10         Controller.  The Controller shall establish and
enforce
                         ----------
accounting policies and procedures, and establish and implement internal accounting control practices and systems to preserve the integrity and accuracy of the Company's books of accounts. The Controller shall also be responsible for preparing the corporate operating and capital budgets and providing timely reports of budget deviations and financial performance. The Controller shall perform such other duties as the Board of Directors may from time to time prescribe or require.

     Section  11.      Execution of Cheques, etc.  Cheques, drafts,
acceptances,
                       -------------------------
bills  of  exchange  and promissory notes of the Company shall be signed in
such manner  as  may  from         time  to  time  be  directed  by
resolution of the Board.

     Section  12.     Bonds of Officers and Employees.  Any executive officer
of
                      -------------------------------
the Company may be required by resolution of the Board to give a bond for the faithful discharge of his duties in such amount and wish such sureties  and  containing  such  conditions  as  the  Board of Directors  may approve. Any other employee of the Company may be required by resolution of the Board or by direction of the President to give a bond in such sum and with such sureties and containing such conditions as the Board of Directors may approve. Any bond so required of any officer or employee of the Company may be the undertaking of a surety company and the premium therefor may be paid by the Company.


                                 ARTICLE V.

                                Shares of Stock.
                              ----------------

     Section  1.      Certificates of Stock.  All certificates for shares of
the
                      ---------------------
capital stock of the Company shall be in such form not inconsistent with the Articles of Incorporation of the Company as shall be approved by the Board of Directors, and shall be signed by the President or Vice
President and by the Secretary or Assistant Secretary, and shall not be valid unless so signed. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issuance, shall be entered on the Company's books. All certificates surrendered shall be canceled, and no new certificate issued until the former certificate for the same number of shares shall have been surrendered and canceled, except in cases provided for in Section 4 of this Article.

     Section  2.         Transfer of Shares.  Shares of stock of the
corporation
                         ------------------
shall be transferable in person or by attorney by the endorsement and delivery of the stock certificate and the registry of such transfer on the books of the corporation. The transfer books of the corporation may be closed for such period as the Board of Directors shall direct previous to and on the day of the annual or any special meeting of the shareholders, and may also be closed by the Board for such time as may be deemed advisable for dividend purposes, and during such time no stock shall be transferable.

     Section  3.     Addresses of Shareholders.  Every shareholder shall
furnish
                     -------------------------
the Secretary with an address to which notices of meetings and all other
notices may  be  served  upon      or  mailed  to him, and in default thereof
notices may be
addressed  to  him  at  his  last  known  address.

     Section 4.     Lost and Destroyed Certificates.  The Board of Directors
may
                    -------------------------------
direct that a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, and the Board of Directors, when authorizing the issuance of such new certificate or certificates, may in their discretion and as a condition precedent thereto, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to give to the Company a bond in such sum as they may direct as indemnity against any claim that may be made against the Company.

     Section  5.       Regulations.  The Board of Directors shall have power
and
                       -----------
authority   to   make   all  such  rules and regulations  as  they  may  deem
expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.


                                 ARTICLE VI.

                                 Dividends.
                                 ----------

      The Board of Directors may declare dividends from the surplus or net profits of the corporation as they may m their discretion from time to time determine. Such dividends may be declared by the Board at any meeting, either regular or special, at which a quorum is present. Any dividends declared upon the stock shall be payable upon such dates as may be from time to time fixed by the Board.

                                ARTICLE VII.

                                    Seal.
                                    -----

     The  Common  corporate seal is, and until otherwise ordered and directed by the Board of Directors shall be, an impression upon paper of wax bearing the words: "NORTHERN STATES POWER COMPANY, CORPORATE SEAL, WISCONSIN." One or more duplicate dies for impressing such seal may be kept and used.
                                ARTICLE VIII.

                              Amendment of By-Laws.
                            --------------------

      These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders of the Company if notice of the proposed alteration or amendment or repeal be contained in the notice of such meeting, or by the affirmative vote of a majority of the Board of Directors of the Company at any regular or special meeting of the Board.